Calculation of Filing Fee Tables
S-1
Factorial Energy Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Series A Common Stock	Other	86,441,489	$ 11.25	$ 972,466,751.25	0.0001381	$ 134,297.66
Fees to be Paid	2	Equity	Series A Common stock issuable upon exercise of warrants	Other	13,800,000	$ 11.25	$ 155,250,000.00	0.0001381	$ 21,440.02
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,127,716,751.25		$ 155,737.68
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 155,737.68
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Consisting of (i) 32,812,316 shares of Factorial Energy Inc. ("Factorial") Series A Common Stock that were issued to certain Selling Stockholders in the Business Combination, (ii) 15,512,744 shares of Factorial Series A Common Stock issuable upon conversion of 15,512,744 shares of Series B Common Stock, par value $0.00001 per share of Factorial Energy Inc., issued to the Founders, (iii) 5,810,000 shares of Series A Common Stock issued to the Sponsor and certain initial shareholders of CGC, (iv) 7,519,404 shares of Series A Common Stock in the aggregate issued in connection with the PIPE Investments to PIPE Investors and shares purchased by Pangaea Three-B, LP, an affiliate of Sponsor, to satisfy in part its purchase obligations under its Investor Stock Purchase Agreement, (v) 13,293,953 shares of Series A Common Stock issuable upon exercise of options to purchase Series A Common Stock held by certain Selling Securityholders, (vi) 4,402,090 shares of Series A Common Stock issuable upon vesting and settlement of restricted stock unit awards held by certain Selling Securityholders, (vii) 62,118 shares of Series A Common Stock issued to Cantor Fitzgerald & Co. ("CF&CO") pursuant to a financial advisor engagement letter with respect to services provided by CF&CO to Factorial in connection with the Business Combination and (h) 6,800,000 shares of Series A Common Stock that may be issued upon the exercise of the Private Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement on Form S-1. Pursuant to Rules 457(c) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per unit is $11.25 (the average of the high and low prices of the Series A Common Stock as reported on the Nasdaq Capital Market on June 25, 2026).

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Pursuant to Rules 457(c) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per unit is $11.25 (the average of the high and low prices of the Series A Common Stock as reported on the Nasdaq Capital Market on June 25, 2026). Consisting of 13,800,000 shares of Series A Common Stock issuable upon exercise of the Public Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement on Form S-1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date